Exhibit 99.01

Valero Energy Reports First Quarter 2019 Results

•	Reported net income attributable to Valero stockholders of $141 million, or $0.34 per share.

•	Returned $411 million in cash, or 55 percent of adjusted cash flow from operating activities, to stockholders through dividends and stock buybacks.

•	Completed a $1 billion public debt offering at a coupon of 4 percent.

•	Created a new renewable diesel segment, which includes the results of Diamond Green Diesel, a consolidated joint venture.

•	Completed the previously announced merger between Valero Energy Partners LP and a wholly owned subsidiary of Valero for $950 million.

SAN ANTONIO, April 25, 2019 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $141 million, or $0.34 per share, for the first quarter of 2019 compared to $469 million, or $1.09 per share, for the first quarter of 2018. Excluding adjustments shown in the accompanying earnings release tables, first quarter 2018 adjusted net income attributable to Valero stockholders was $431 million, or $1.00 per share.

“Investments to increase our system’s flexibility and the team’s relentless focus on safety enabled us to capture good margins in an otherwise weak margin environment,” said Joe Gorder, Valero Chairman, President and Chief Executive Officer. “The ability to achieve positive earnings and operating cash flow in a low margin environment is a testament to the earnings capability of our assets across margin cycles.”

Refining
The refining segment reported $479 million of operating income for the first quarter of 2019 compared to $811 million for the first quarter of 2018. The $332 million decrease was primarily driven by narrower discounts for medium and heavy sour crude oils relative to Brent crude oil and weaker gasoline margins.

Refinery throughput capacity utilization was 91 percent, with throughput volumes averaging 2.9 million barrels per day in the first quarter of 2019, which was 66,000 barrels per day lower than the first quarter of 2018 due to maintenance. The company exported a total of 318,000 barrels per day of gasoline and distillate during the first quarter of 2019.

Biofuel blending costs were $91 million in the first quarter of 2019, which were $115 million lower than in the first quarter of 2018. The lower cost was mainly due to lower Renewable Identification Number (RIN) prices.

“As we look beyond the first quarter, we are encouraged by improving product fundamentals with gasoline and distillate inventories below 5-year averages and continued global economic growth, which should support healthy product demand,” Gorder said.

Ethanol
The ethanol segment reported $3 million of operating income for the first quarter of 2019 compared to $45 million of operating income for the first quarter of 2018. The $42 million decrease was attributed primarily to lower ethanol prices. Ethanol production volumes averaged 4.2 million gallons per day in the first quarter of 2019, an increase of 104,000 gallons per day versus the first quarter of 2018, which was largely due to added production from the three ethanol plants acquired in November 2018.

Renewable Diesel
As disclosed in Valero’s 2018 Form 10-K, the renewable diesel segment was created effective January 1, 2019, which reflects the operations of Diamond Green Diesel, a consolidated joint venture. This new segment reflects the growing importance of renewable fuels in the market and the growth of Valero’s investments in renewable fuels production. The renewable diesel segment reported $49 million of operating income for the first quarter of 2019 compared to $195 million of operating income for the first quarter of 2018. Excluding the adjustment shown in the accompanying earnings release tables related to the 2017 blender’s tax credit recorded in early 2018, first quarter 2018 adjusted operating income was $35 million. Renewable diesel sales volumes averaged 790,000 gallons per day in the first quarter of 2019, an increase of 419,000 gallons per day versus the first quarter of 2018. The increases in adjusted operating income and sales volumes were attributed primarily to the expansion of the Diamond Green Diesel plant in the third quarter of 2018.

Corporate and Other
General and administrative expenses were $209 million in the first quarter of 2019 compared to $238 million in the first quarter of 2018. The decrease was mainly due to the effect of an environmental reserve adjustment recorded in the first quarter of 2018. The effective tax rate for the first quarter of 2019 was 23 percent, compared to 20 percent in the first quarter of 2018. Excluding the benefit related to the retroactive blender’s tax credit, the effective tax rate was 22 percent in the first quarter of 2018.

Investing and Financing Activities
In January 2019, Valero completed the previously announced merger between Valero Energy Partners LP (VLP) and a wholly owned subsidiary of Valero for $950 million in cash. “The transaction was immediately accretive, and it greatly simplified our structure,” said Gorder. “While Valero will no longer have a publicly traded midstream business, VLP’s assets and ongoing logistics investments at Valero will continue to enhance feedstock and product flexibility.”

Capital investments totaled $726 million in the first quarter of 2019, of which $453 million was for sustaining the business, including costs for turnarounds, catalysts and regulatory compliance.

Valero returned $411 million to stockholders in the first quarter of 2019, of which $375 million was paid as dividends and $36 million was for the purchase of approximately 414,000 shares of common stock, resulting in a total payout of 55 percent of adjusted net cash provided by operating activities. Net cash provided by operating activities was $877 million in the first quarter of 2019. Included in this amount is a $130 million favorable impact from an increase in working capital. Excluding the change in working capital, adjusted net cash provided by operating activities was $747 million.

Valero continues to target a total payout ratio between 40 and 50 percent of adjusted net cash provided by operating activities for 2019. Valero defines total payout ratio as the sum of dividends and stock buybacks divided by net cash provided by operating activities adjusted for changes in working capital.

Valero also completed a $1 billion public debt offering in March at a coupon of 4 percent, with the proceeds used primarily to redeem $850 million of 6.125 percent senior notes due in 2020, occurring today.

Liquidity and Financial Position
Valero ended the first quarter of 2019 with $10.1 billion of total debt and $2.8 billion of cash and cash equivalents. The debt to capital ratio, after giving effect to the redemption of the $850 million of 6.125 percent senior notes, was 26 percent.

Strategic Update
The Houston alkylation unit and central Texas pipelines and terminals are scheduled for completion in the second and third quarters, respectively. The Pasadena terminal, St. Charles alkylation unit, and Pembroke cogeneration unit are all on track to be complete in 2020. The Diamond Green Diesel expansion and Port Arthur Coker are also expected to be complete in late 2021 and 2022, respectively.

Valero continues to expect to invest approximately $2.5 billion of capital in both 2019 and 2020, of which approximately 60 percent is for sustaining the business and approximately 40 percent is for growth projects.

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries (collectively, “Valero”), is an international manufacturer and marketer of transportation fuels and petrochemical products. Valero is a Fortune 50 company based in San Antonio, Texas, and it operates 15 petroleum refineries with a combined throughput capacity of approximately 3.1 million barrels per day and 14 ethanol plants with a combined production capacity of 1.73 billion gallons per year. The petroleum refineries are located in the United States (U.S.), Canada and the United Kingdom (U.K.), and the ethanol plants are located in the Mid-Continent region of the U.S. Valero also is a joint venture partner in Diamond Green Diesel, which operates a renewable diesel plant in Norco, Louisiana. Diamond Green Diesel is North America’s largest biomass-based diesel plant. Valero sells its products in the wholesale rack or bulk markets in the U.S., Canada, the U.K., Ireland and Latin America. Approximately 7,000 outlets carry Valero’s brand names. Please visit www.valero.com for more information.

Valero Contacts
Investors:
Homer Bhullar, Vice President – Investor Relations, 210-345-1982
Gautam Srivastava, Manager – Investor Relations, 210-345-3992
Tom Mahrer, Manager – Investor Relations, 210-345-1953

Media:
Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” “will,” “plans,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the company’s control, such as delays in construction timing and other factors. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income attributable to Valero stockholders, adjusted earnings per common share – assuming dilution, refining margin, ethanol margin, renewable diesel margin, adjusted refining operating income, adjusted renewable diesel operating income, and adjusted net cash provided by operating activities. These non-GAAP financial measures have been included to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable U.S. GAAP measures. Note (d) to the earnings release tables provides reasons for the use of these non-GAAP financial measures.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Statement of income data
Revenues	$24,263	$26,439
Cost of sales:
Cost of materials and other (a)	21,978	23,756
Operating expenses (excluding depreciation and amortization expense reflected below)	1,215	1,136
Depreciation and amortization expense	537	485
Total cost of sales	23,730	25,377
Other operating expenses	2	10
General and administrative expenses (excluding depreciation and amortization expense reflected below) (b)	209	238
Depreciation and amortization expense	14	13
Operating income	308	801
Other income, net	22	51
Interest and debt expense, net of capitalized interest	(112)	(121)
Income before income tax expense	218	731
Income tax expense	51	149
Net income	167	582
Less: Net income attributable to noncontrolling interests (a)	26	113
Net income attributable to Valero Energy Corporation stockholders	$141	$469

Earnings per common share	$0.34	$1.09
Weighted-average common shares outstanding (in millions)	416	431

Earnings per common share – assuming dilution	$0.34	$1.09
Weighted-average common shares outstanding – assuming dilution (in millions)	418	432

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT (c)
(millions of dollars)
(unaudited)

	Refining	Ethanol	Renewable Diesel	Corporate and Eliminations	Total
Three months ended March 31, 2019
Revenues:
Revenues from external customers	$23,218	$793	$252	$—	$24,263
Intersegment revenues	2	52	51	(105)	—
Total revenues	23,220	845	303	(105)	24,263
Cost of sales:
Cost of materials and other	21,165	694	224	(105)	21,978
Operating expenses (excluding depreciation and amortization expense reflected below)	1,071	125	19	—	1,215
Depreciation and amortization expense	503	23	11	—	537
Total cost of sales	22,739	842	254	(105)	23,730
Other operating expenses	2	—	—	—	2
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	209	209
Depreciation and amortization expense	—	—	—	14	14
Operating income by segment	$479	$3	$49	$(223)	$308

Three months ended March 31, 2018
Revenues:
Revenues from external customers	$25,453	$877	$108	$1	$26,439
Intersegment revenues	4	46	42	(92)	—
Total revenues	25,457	923	150	(91)	26,439
Cost of sales:
Cost of materials and other (a)	23,164	749	(65)	(92)	23,756
Operating expenses (excluding depreciation and amortization expense reflected below)	1,011	111	14	—	1,136
Depreciation and amortization expense	461	18	6	—	485
Total cost of sales	24,636	878	(45)	(92)	25,377
Other operating expenses	10	—	—	—	10
General and administrative expenses (excluding depreciation and amortization expense reflected below) (b)	—	—	—	238	238
Depreciation and amortization expense	—	—	—	13	13
Operating income by segment	$811	$45	$195	$(250)	$801

See Operating Highlights by Segment beginning on Table Page 7.
See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (d)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Reconciliation of net income attributable to Valero Energy Corporation stockholders to adjusted net income attributable to Valero Energy Corporation stockholders
Net income attributable to Valero Energy Corporation stockholders	$141	$469
Exclude adjustments:
2017 blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	—	90
Income tax expense related to 2017 blender’s tax credit	—	(11)
2017 blender’s tax credit attributable to Valero Energy Corporation stockholders, net of taxes	—	79
Environmental reserve adjustment (b)	—	(52)
Income tax benefit related to environmental reserve adjustment	—	11
Environmental reserve adjustment, net of taxes	—	(41)
Total adjustments	—	38
Adjusted net income attributable to Valero Energy Corporation stockholders	$141	$431

Reconciliation of earnings per common share – assuming dilution to adjusted earnings per common share – assuming dilution
Earnings per common share – assuming dilution	$0.34	$1.09
Exclude adjustments:
2017 blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	—	0.18
Environmental reserve adjustment (b)	—	(0.09)
Total adjustments	—	0.09
Adjusted earnings per common share – assuming dilution	$0.34	$1.00

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (d)
(millions of dollars)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Reconciliation of operating income by segment to segment margin, and reconciliation of operating income by segment to adjusted operating income by segment
Refining segment (c)
Refining operating income	$479	$811
Exclude:
2017 blender’s tax credit (a)	—	10
Operating expenses (excluding depreciation and amortization expense reflected below)	(1,071)	(1,011)
Depreciation and amortization expense	(503)	(461)
Other operating expenses	(2)	(10)
Refining margin	$2,055	$2,283

Refining operating income	$479	$811
Exclude:
2017 blender’s tax credit (a)	—	10
Other operating expenses	(2)	(10)
Adjusted refining operating income	$481	$811

Ethanol segment
Ethanol operating income	$3	$45
Exclude:
Operating expenses (excluding depreciation and amortization expense reflected below)	(125)	(111)
Depreciation and amortization expense	(23)	(18)
Ethanol margin	$151	$174

Renewable diesel segment (c)
Renewable diesel operating income	$49	$195
Exclude:
2017 blender’s tax credit (a)	—	160
Operating expenses (excluding depreciation and amortization expense reflected below)	(19)	(14)
Depreciation and amortization expense	(11)	(6)
Renewable diesel margin	$79	$55

Renewable diesel operating income	$49	$195
Exclude: 2017 blender’s tax credit (a)	—	160
Adjusted renewable diesel operating income	$49	$35

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (d)
(millions of dollars)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Reconciliation of refining segment operating income to refining margin (by region), and reconciliation of refining segment operating income to adjusted refining segment operating income (by region) (e)
U.S. Gulf Coast region (c)
Refining operating income	$118	$405
Exclude:
2017 blender’s tax credit (a)	—	7
Operating expenses (excluding depreciation and amortization expense reflected below)	(599)	(568)
Depreciation and amortization expense	(310)	(277)
Other operating expenses	(1)	(10)
Refining margin	$1,028	$1,253

Refining operating income	$118	$405
Exclude:
2017 blender’s tax credit (a)	—	7
Other operating expenses	(1)	(10)
Adjusted refining operating income	$119	$408

U.S. Mid-Continent region (c)
Refining operating income	$236	$226
Exclude:
2017 blender’s tax credit (a)	—	2
Operating expenses (excluding depreciation and amortization expense reflected below)	(166)	(156)
Depreciation and amortization expense	(75)	(70)
Refining margin	$477	$450

Refining operating income	$236	$226
Exclude: 2017 blender’s tax credit (a)	—	2
Adjusted refining operating income	$236	$224

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (d)
(millions of dollars)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Reconciliation of refining segment operating income to
refining margin (by region), and reconciliation of
refining segment operating income to adjusted refining
segment operating income (by region) (e) (continued)

North Atlantic region
Refining operating income	$176	$161
Exclude:
Operating expenses (excluding depreciation and amortization expense reflected below)	(147)	(145)
Depreciation and amortization expense	(53)	(53)
Refining margin	$376	$359

U.S. West Coast region
Refining operating income (loss)	$(51)	$19
Exclude:
2017 blender’s tax credit (a)	—	1
Operating expenses (excluding depreciation and amortization expense reflected below)	(159)	(142)
Depreciation and amortization expense	(65)	(61)
Other operating expenses	(1)	—
Refining margin	$174	$221

Refining operating income (loss)	$(51)	$19
Exclude:
2017 blender’s tax credit (a)	—	1
Other operating expenses	(1)	—
Adjusted refining operating income (loss)	$(50)	$18

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	410	482
Medium/light sour crude oil	338	408
Sweet crude oil	1,476	1,344
Residuals	145	222
Other feedstocks	153	119
Total feedstocks	2,522	2,575
Blendstocks and other	343	356
Total throughput volumes	2,865	2,931

Yields (thousand barrels per day)
Gasolines and blendstocks	1,397	1,401
Distillates	1,089	1,109
Other products (f)	406	458
Total yields	2,892	2,968

Operating statistics (c) (d) (g)
Refining margin (from Table Page 4)	$2,055	$2,283
Adjusted refining operating income (from Table Page 4)	$481	$811
Throughput volumes (thousand barrels per day)	2,865	2,931

Refining margin per barrel of throughput	$7.97	$8.65
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.15	3.83
Depreciation and amortization expense per barrel of throughput	1.96	1.74
Adjusted refining operating income per barrel of throughput	$1.86	$3.08

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Operating statistics (d) (g)
Ethanol margin (from Table Page 4)	$151	$174
Ethanol operating income (from Table Page 4)	$3	$45
Production volumes (thousand gallons per day)	4,217	4,113

Ethanol margin per gallon of production	$0.40	$0.47
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.33	0.30
Depreciation and amortization expense per gallon of production	0.06	0.05
Ethanol operating income per gallon of production	$0.01	$0.12

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RENEWABLE DIESEL SEGMENT OPERATING HIGHLIGHTS (c)
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Operating statistics (d) (g)
Renewable diesel margin (from Table Page 4)	$79	$55
Adjusted renewable diesel operating income (from Table Page 4)	$49	$35
Sales volumes (thousand gallons per day)	790	371

Renewable diesel margin per gallon of sales	$1.11	$1.64
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of sales	0.26	0.43
Depreciation and amortization expense per gallon of sales	0.16	0.19
Adjusted renewable diesel operating income per gallon of sales	$0.69	$1.02

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Operating statistics by region (e)
U.S. Gulf Coast region (c) (d) (g)
Refining margin (from Table Page 5)	$1,028	$1,253
Adjusted refining operating income (from Table Page 5)	$119	$408
Throughput volumes (thousand barrels per day)	1,670	1,726

Refining margin per barrel of throughput	$6.84	$8.06
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.98	3.65
Depreciation and amortization expense per barrel of throughput	2.07	1.78
Adjusted refining operating income per barrel of throughput	$0.79	$2.63

U.S. Mid-Continent region (c) (d) (g)
Refining margin (from Table Page 5)	$477	$450
Adjusted refining operating income (from Table Page 5)	$236	$224
Throughput volumes (thousand barrels per day)	441	481

Refining margin per barrel of throughput	$12.02	$10.41
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.19	3.61
Depreciation and amortization expense per barrel of throughput	1.88	1.62
Adjusted refining operating income per barrel of throughput	$5.95	$5.18

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Operating statistics by region (e) (continued)
North Atlantic region (d) (g)
Refining margin (from Table Page 6)	$376	$359
Refining operating income (from Table Page 6)	$176	$161
Throughput volumes (thousand barrels per day)	491	458

Refining margin per barrel of throughput	$8.52	$8.70
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.33	3.52
Depreciation and amortization expense per barrel of throughput	1.19	1.28
Refining operating income per barrel of throughput	$4.00	$3.90

U.S. West Coast region (d) (g)
Refining margin (from Table Page 6)	$174	$221
Adjusted refining operating income (loss) (from Table Page 6)	$(50)	$18
Throughput volumes (thousand barrels per day)	263	266

Refining margin per barrel of throughput	$7.30	$9.22
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	6.70	5.93
Depreciation and amortization expense per barrel of throughput	2.74	2.51
Adjusted refining operating income (loss) per barrel of throughput	$(2.14)	$0.78

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended March 31,
	2019	2018
Refining
Feedstocks (dollars per barrel)
Brent crude oil	$63.82	$67.16
Brent less West Texas Intermediate (WTI) crude oil	8.94	4.29
Brent less Alaska North Slope (ANS) crude oil	(0.68)	0.20
Brent less Louisiana Light Sweet (LLS) crude oil	1.45	1.38
Brent less Argus Sour Crude Index (ASCI) crude oil	2.89	4.88
Brent less Maya crude oil	5.04	9.46
LLS crude oil	62.37	65.78
LLS less ASCI crude oil	1.44	3.50
LLS less Maya crude oil	3.59	8.08
WTI crude oil	54.88	62.87

Natural gas (dollars per million British Thermal Units)	2.86	3.19

Products (dollars per barrel, unless otherwise noted)
U.S. Gulf Coast:
Conventional Blendstock of Oxygenate Blending (CBOB) gasoline less Brent	0.16	7.28
Ultra-low-sulfur (ULS) diesel less Brent	14.99	13.78
Propylene less Brent	(20.64)	(6.82)
CBOB gasoline less LLS	1.61	8.66
ULS diesel less LLS	16.44	15.16
Propylene less LLS	(19.19)	(5.44)
U.S. Mid-Continent:
CBOB gasoline less WTI	9.69	13.47
ULS diesel less WTI	24.89	19.83
North Atlantic:
CBOB gasoline less Brent	1.25	8.88
ULS diesel less Brent	17.43	15.95
U.S. West Coast:
California Reformulated Gasoline Blendstock of Oxygenate Blending (CARBOB) 87 gasoline less ANS	7.73	13.27
California Air Resources Board (CARB) diesel less ANS	16.20	17.28
CARBOB 87 gasoline less WTI	17.35	17.36
CARB diesel less WTI	25.82	21.37

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended March 31,
	2019	2018
Ethanol
New York Harbor (NYH) corn crush (dollars per gallon)	$0.09	$0.19
Chicago Board of Trade (CBOT) corn (dollars per bushel)	3.73	3.66
NYH ethanol (dollars per gallon)	1.44	1.52

Renewable diesel
New York Mercantile Exchange ULS diesel (dollars per gallon)	1.94	1.98
Biodiesel Renewable Identification Number (RIN) (dollars per RIN)	0.51	0.78
California Low-Carbon Fuel Standard (dollars per metric ton)	194.21	136.12
CBOT soybean oil (dollars per pound)	0.29	0.32

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 13

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars, except per share amounts)
(unaudited)

	March 31,	December 31,
	2019	2018
Balance sheet data
Current assets	$18,480	$17,675
Cash and cash equivalents included in current assets	2,777	2,982
Inventories included in current assets	6,554	6,532
Current liabilities	12,913	10,724
Current portion of debt and finance lease obligations included in current liabilities	1,110	238
Debt and finance lease obligations, less current portion	9,006	8,871
Total debt and finance lease obligations	10,116	9,109
Valero Energy Corporation stockholders’ equity	21,309	21,667

	Three Months Ended March 31,
	2019	2018
Net cash provided by operating activities and adjusted net cash provided by operating activities (d)
Net cash provided by operating activities	$877	$138
Exclude: changes in current assets and current liabilities	130	(1,026)
Adjusted net cash provided by operating activities	$747	$1,164

Dividends per common share	$0.90	$0.80

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 14

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)
Cost of materials and other for the three months ended March 31, 2018 includes a benefit of $170 million for the biodiesel blender’s tax credit attributable to volumes blended during 2017. The benefit was recognized in February 2018 because the United States (U.S.) legislation authorizing the credit was passed and signed into law in that month. Of the $170 million pre-tax benefit, $10 million and $160 million is included in our refining and renewable diesel segments, respectively, and consequently, $80 million is attributable to noncontrolling interest and $90 million is attributable to Valero Energy Corporation stockholders.

(b)
General and administrative expenses (excluding depreciation and amortization expense) for the three months ended March 31, 2018 includes a charge of $52 million for an environmental reserve adjustment associated with certain non-operating sites.

(c)
Effective January 1, 2019, we revised our reportable segments to align with certain changes in how our chief operating decision maker manages and allocates resources to our business. Accordingly, we created a new reportable segment —renewable diesel. The results of the renewable diesel segment, which includes the operations of our consolidated joint venture, Diamond Green Diesel Holdings LLC, were transferred from the refining segment. Also effective January 1, 2019, we no longer have a VLP segment, and as a result, the operations previously included in the VLP segment are included in our refining segment. Our prior period segment information has been retrospectively adjusted to reflect our current segment presentation.

(d)	We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under U.S. GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Non-GAAP measures are as follows:

◦
Adjusted net income attributable to Valero Energy Corporation stockholders is defined as net income attributable to Valero Energy Corporation stockholders excluding the items noted below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance and that their exclusion results in an important measure of our ongoing financial performance to better assess our underlying business results and trends. The basis for our belief with respect to each excluded item is provided below.

–
2017 blender’s tax credit attributable to Valero Energy Corporation stockholders - The blender’s tax credit is attributable to volumes blended during 2017 and is not related to 2018 activities, as described in note (a).

–
Environmental reserve adjustment - The environmental reserve adjustment is attributable to sites that were shut down by prior owners and subsequently acquired by us (referred to by us as non-operating sites) (see note (b)).

◦
Adjusted earnings per common share – assuming dilution is defined as adjusted net income attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

◦
Refining margin is defined as refining operating income excluding the 2017 blender’s tax credit (see note (a)), operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe refining margin is an important measure of our refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Ethanol margin is defined as ethanol operating income excluding operating expenses (excluding depreciation and amortization expense) and depreciation and amortization expense. We believe ethanol margin is an important measure of our ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

Table Page 15

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)

◦
Renewable diesel margin is defined as renewable diesel operating income excluding the 2017 blender’s tax credit (see note (a)), operating expenses (excluding depreciation and amortization expense), and depreciation and amortization expense. We believe renewable diesel margin is an important measure of our renewable diesel segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Adjusted refining operating income is defined as refining segment operating income excluding the 2017 blender’s tax credit (see note (a)) and other operating expenses. We believe adjusted refining operating income is an important measure of our refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted renewable diesel operating income is defined as renewable diesel segment operating income excluding the 2017 blender’s tax credit (see note (a)). We believe this is an important measure of our renewable diesel segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted net cash provided by operating activities is defined as net cash provided by operating activities excluding changes in current assets and current liabilities. We believe adjusted net cash provided by operating activities is an important measure of our ongoing financial performance to better assess our ability to generate cash to fund our investing and financing activities.

(e)
The refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(f)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(g)
Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput, per gallon of production, and per gallon of sales amounts are calculated by dividing the associated dollar amount by the throughput volumes, production volumes, and sales volumes for the period, as applicable.

Throughput volumes, production volumes, and sales volumes are calculated by multiplying throughput volumes per day, production volumes per day, and sales volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period. We use throughput volumes, production volumes, and sales volumes for the refining segment, ethanol segment, and renewable diesel segment, respectively, due to their general use by others who operate facilities similar to those included in our segments. We believe the use of such volumes results in per unit amounts that are most representative of the product margins generated and the operating costs incurred as a result of our operation of those facilities.

Table Page 16